NAME OF REGISTRANT
Franklin Tax-Free Trust
File No. 811-04149

EXHIBIT ITEM No. 77I(b): Terms of new or amended securities

The Franklin High Yield Tax-Free Fund began offering Class M shares on January 25, 2018.